June 18, 2010

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
Five (5) American
Depositary Receipts
representing One (1)
Ordinary Share of
      Osterreichische Verbund
(Form F-6 File No. 333-
154351)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name and to Verbund AG.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name for Osterreichische
Verbund.

The Prospectus has been revised to reflect the new name, and has been overstampted with:

 Effective June 18, 2010 the Companys
Name Changed to Verbund AG


Please contact me with any questions or
comments at 212 815-2207

Birgit Rohleder
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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